SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  May 10, 2001
                             ----------------------
                Date of Report (Date of Earliest Event Reported)



                                EQUITY INNS, INC.
             (Exact Name of Registrant as Specified in Its Charter)



        Tennessee                       01-12073                 62-1550848
----------------------------      ---------------------     --------------------
(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                            7700 Wolf River Boulevard
                           Germantown, Tennessee 38138
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (901) 754-7774
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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





ITEM 5.  OTHER EVENTS.

The 2001 annual meeting of shareholders (the "Annual Meeting") of Equity Inns, Inc. (the "Company") was held on May 10, 2001. At the Annual Meeting, the Company's shareholders of record on March 14, 2001 were asked to take action to elect three Class I directors, Phillip H. McNeill, Sr., Raymond E. Schultz and Howard A. Silver, to serve on the Board of Directors until the Company's annual meeting of shareholders in 2004 or until their successors have been duly elected and qualified (the "Proposal"). Each of the nominees for directors were nominated by the Board of Directors on March 8, 2001.

A total of 35,543,484 shares, or approximately 96.5% of the Company's outstanding shares of Common Stock entitled to vote at the Annual Meeting, was present in person or by proxy at the Annual Meeting.

With respect to the Proposal, a plurality of the votes cast in favor of each nominee was required for the election of each nominee as director. Each of Messrs. McNeill, Schultz and Silver received the required plurality of the votes, and each was elected as a director.

The breakdown of the votes cast by the shareholders was as follows:

                                    Withheld/             Broker
                          For       gainst     Abstain   Non-Votes     Total
                       ----------   ---------  -------   ---------   ----------

(i)    Mr. McNeill     32,675,631   2,867,853     -        N/A       35,543,484
(ii)   Mr. Schultz     34,851,148     692,336     -        N/A       35,543,484
(iii)  Mr. Silver      32,708,795   2,834,689     -        N/A       35,543,484



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


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EQUITY INNS,




May 11, 2001                               /s/Donald H. Dempsey
                                           -------------------------------------
                                           Donald H. Dempsey
                                           Executive Vice President, Secretary,
                                           Treasurer and Chief Financial Officer




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